UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Revolving Credit Facility

On May 18, 2016, Conn’s, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Third Amended and Restated Loan and Security Agreement, dated as of October 30, 2015, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America, N.A., as Administrative Agent for the Lenders. The Second Amendment, among other things, (a) modifies the conditions for repurchases of the Company’s common stock and certain other restricted payments, including the addition of a 2.5x minimum interest coverage ratio test; (b) reduces availability by $15 million, or if certain conditions are satisfied, by $10 million and, if certain additional conditions are satisfied, such reduction will cease to apply, (c) amends the minimum interest coverage ratio covenant to (i) eliminate the application of the minimum interest coverage ratio covenant for the fiscal quarter ending April 30, 2016 and (ii) reduce the minimum interest coverage ratio (A) to 1.0x as of the last day of each fiscal quarter beginning with the fiscal quarter ending July 31, 2016 through the fiscal quarter ending April 30, 2017 and (B) to 1.25x as of the last day of each fiscal quarter beginning with the fiscal quarter ending July 31, 2017 through the fiscal quarter ending October 31, 2018, subject in each case to certain conditions, (d) amends the definition of “EBITDA” to, among other things, reduce the impact of certain permitted securitization transactions and (e) increases the applicable margin on the loans by 25 basis points.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Document
10.1
Second Amendment to Third Amended and Restated Loan and Security Agreement, dated February 16, 2016, by and among the Conn’s, Inc., as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	May 20, 2016	By:	/s/ Thomas R. Moran
		Name:	Thomas R. Moran
		Title:	Executive Vice President and Chief Financial Officer